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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 17. 2000


                       CAPITAL GAMING INTERNATIONAL, INC.
               (Exact name of Registrant as specified in Charter)



New Jersey                            0-19128                      22-3061189
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(State or other jurisdiction         (Commission                  (IRS Employer
of incorporation)                    File Number)                 Identification
                                                                  Number)



2701 E. Camelback Road, Suite 484, Phoenix, Arizona                    85016
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(Address of principal executive office)                               (Zip Code)

Registrant's telephone number including area code:                (602)-667-0670
                                                                  --------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name and former address, as changed since last report)
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ITEM 3.         BANKRUPTCY OR RECEIVERSHIP

         On May 15, 2000 (the "Petition Date"), Capital Gaming International, Inc., a New Jersey corporation (the "Company"), filed a voluntary petition for reorganization of the Company under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of New Jersey, Case No. 00-14052 (JHW). The Company is in possession of its property and assets and maintaining and operating its business as debtor-in-possession pursuant to the provisions of the Bankruptcy Code. No trustee or receiver has been appointed. The Company's two operating subsidiaries, Capital Gaming Management, Inc. and Capital Development Gaming Corp., were not included in the filing and are not debtors. A copy of the press release issued by the Company on May 16, 2000 in connection with the filing of the petition is being filed as an Exhibit hereto and is incorporated herein by reference.

         In connection with the filing of the petition, the Company and U.S. Bank Trust National Association, as Indenture Trustee, jointly submitted a Disclosure Statement and Plan of Reorganization (the "Plan") for the Company. The Plan is the result of extensive negotiations among the Company, the Indenture Trustee, and holders (the "Senior Noteholders") of approximately eighty-four percent (84%) of the Company's outstanding 12% Senior Secured Notes due 2001 (the "Senior Notes") and approximately seventy percent (70%) of the Company's stock. Those parties concluded that the best way to maximize the Company's value and preserve it as a going concern was to "de-leverage" the Company by converting the Senior Notes to equity. Although the long-term success of the Company is dependent upon its ability to obtain new management contracts, this proposed restructuring will (i) eliminate the uncertainty created by the existing debt structure; (ii) provide the reorganized Company needed flexibility for financing future operations; and (iii) provide the reorganized Company with competitive advantages when competing with better financed competitors.

         Under the Plan, the Senior Noteholders will receive on account of the Senior Notes, which will be cancelled, a distribution of at least $9,000,000 in cash and 2,068,000 shares of New Class A Common Stock, representing ninety-four percent (94%) of the aggregate voting securities of the reorganized Company. General unsecured creditors of the Company will receive a pro rata share of $100,000, unless their claims are $2,500 or less, in which case they will be paid in full. Certain holders of the Company's existing stock will receive their pro rata share of 550 shares of New Class B Common Stock. Existing shares of the Company's stock will be cancelled.

         Although there can be no assurance that the Plan will be confirmed in its present form or that the transactions contemplated thereby will be consummated, as of the Petition Date holders of approximately eighty-four percent (84%) of the outstanding Senior Notes and seventy percent (70%) of the Debtor's stock had indicated their support of the Plan.


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ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         99.2. Press Release of Capital Gaming International, Inc., dated May 16, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CAPITAL GAMING INTERNATIONAL, INC.


Dated:  May 17, 2000                By:   /s/ William S. Papazian
                                         --------------------------------
                                    Name:   William S. Papazian
                                    Title:  Executive Vice President



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